Exhibit 99.28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our report dated May 29, 2012 on the financial statements and financial highlights of the Touchstone Strategic Trust, in Post-Effective Amendment Number 86 to the Registration Statement (Form N-1A, No. 002-80859), included in the Annual Report to Shareholders for the fiscal year ended March 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio
July 19, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated May 16, 2012, relating to the financial statements and financial highlights which appears in the March 31, 2012 Annual Reports to Shareholders of Old Mutual Analytic U.S. Long/Short Fund, Old Mutual Barrow Hanley Value Fund, Old Mutual Large Cap Growth Fund, Old Mutual Copper Rock International Small Cap Fund, Old Mutual Focused Fund, Old Mutual TS&W Small Cap Value Fund, Old Mutual TS&W Mid Cap Value Fund (seven of the funds constituting Old Mutual Funds II) which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Denver, CO

July 19, 2012